                                                                EXHIBIT 10.12






                            ROSS PRODUCTS DIVISION
                            CANS SUPPLY AGREEMENT


This CANS SUPPLY AGREEMENT ("Agreement") is made as of March 1, 1998, between PACKAGING RESOURCES INCORPORATED, a Delaware corporation ("PRI"), and ROSS PRODUCTS DIVISION of ABBOTT LABORATORIES, an Illinois corporation ("ROSS").

                                  WITNESSETH:

WHEREAS, PRI desires to sell to ROSS, and ROSS desires to purchase from PRI, barrier plastic CANS for use in ROSS' production of its product.

WHEREAS, PRI and ROSS are willing to enter into such an arrangement on the terms and subject to the conditions set forth in this Agreement:

NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1.   PURCHASE AND SALE OF CANS.

         (a) Pursuant to the provisions and conditions of this Agreement, PRI shall sell barrier plastic CANS, as more particularly described in EXHIBIT A hereto ("CANS"), to ROSS, and ROSS shall purchase [*] of their requirements for CANS and take delivery of CANS from PRI. ROSS agrees to make a good faith effort to purchase a total of [*] CANS per year; however, such quantities shall only apply so long as CANS are employed in the sale of ROSS product lines including, but not limited to, product lines commonly known as Pediatric and Nutritional products. If ROSS' total purchases of CANS exceed [*] for any contract year, PRI agrees to reduce the price per thousand on the sale of all CANS in excess of the [*] by [*] of the current selling price.

         (b) Notwithstanding the foregoing, the quantity of CANS, PRI shall be obligated to sell ROSS, in any one month, shall not exceed [*] CANS. In the event that ROSS' orders exceed this amount, PRI will make a reasonable effort to fill all orders for quantities exceeding such amount.

         (c) Purchases and sales of CANS hereunder shall be made pursuant to ROSS' written purchase orders, on forms mutually agreed to by the parties, received by PRI. Each such purchase order shall be governed by the provisions and conditions of this Agreement and, to the extent consistent with this Agreement, the terms of the applicable purchase order.

         (d) ROSS shall explore expanded use of the CANS and shall not convert to metal cans any product currently packaged in CANS unless the CANS fail to perform or ROSS' business interests require that the CAN volume be moved to a ROSS manufacturing facility that utilizes only the metal can.

         (e) PRI will perform and bear the cost of all routine maintenance on ROSS' tools to include routine inspection, periodic cleaning and polishing, and recalibration of all tooling main assemblies (mold bases and trim shoe assemblies) and major overhauls, at a minimum of every two (2) years, of the main mold base and trimming assemblies to include seals, shafts, die pins and bushings. Routine maintenance, as referred to above, shall not include, and ROSS shall be responsible for, the replacement of the "Tool Parts" related to the production of the CAN ("Tool Parts" to be defined herein as only the following parts of the Tool: Mold Cavities, Flange Squeezers, Mold Plugs, Trim Punches and Trim Die Plates). When and if these Tool Parts cannot be used to maintain the dimensional specifications of the CANS, they will be replaced by PRI and ROSS will be invoiced, according to the payment terms in Paragraph 2 (c), for such worn tool parts. The ROSS costs for these tool parts are not to include PRI labor. (i.e. PRI pays / absorbs PRI labor). ROSS shall not be responsible for any costs of such replacement of these tooling parts arising out of the negligence of PRI. The costs for replacement tool parts to ROSS will not exceed in any agreement year an amount equal to [*] per thousand CANS produced in that same agreement year. Replaced tool parts will be made available to ROSS at ROSS' request.

    2.   PURCHASE PRICE.

         (a) The delivered price of CANS through February 28, 1999, shall be as described in EXHIBIT B hereto - the "Pricing Schedules. The price effective as of March 1, 1999, will be reduced by [*] per one thousand CANS.

         (b) Price changes for increases in "Resin" costs shall be implemented only when incurred by PRI and then only in accordance with the current resin escalator figures included in the attached Pricing Schedules. All resin price increases shall be implemented only after thirty (30) days written notice to ROSS. No price changes shall result from non-resin cost increases incurred by PRI during the term of this Agreement.

         (c) Within thirty (30) days after the later of (i) ROSS' receipt of PRI's invoice, or (ii) delivery of the CANS subject to such invoice, ROSS shall pay the applicable invoice in full. If payments are transferred to PRI within five (5) days after the later of (i) and (ii) above with regard to CANS shipped to Columbus or eight (8) days for CANS shipped to Casa Grande, PRI shall allow ROSS to deduct one (1) percent of the total invoice amount. All payments shall be sent to PRI at the address specified by PRI from time to time.

         (d) In the event ROSS fails to pay any invoice hereunder as scheduled, PRI shall be entitled to exercise any right it may have at law or in equity in connection therewith.

    3.   SHIPMENTS AND FORCE MAJEURE.

         (a) PRI shall ship CANS sold pursuant to this Agreement F.O.B. PRI's facility(s) ("The Facility"). Title and risk of loss for any CANS sold hereunder shall pass from PRI to ROSS upon delivery to ROSS at The Facility.

         (b) All CANS shall be subject to inspection upon delivery by PRI to ROSS. Any CANS which do not comply with specifications in EXHIBIT A, as it may be modified from time to time, and with standards established pursuant to
Section 7 hereof may be rejected by ROSS. ROSS shall give written notice to PRI of any such rejection within thirty (30) days from the date of delivery. To the extent the CANS supplied thereunder do not meet the specifications and standards agreed to by the parties pursuant to Section 7 hereof and ROSS gives PRI written notice of such failure within thirty (30) days of delivery, ROSS' sole remedy hereunder shall be to have the defective CANS returned to PRI at PRI's expense and PRI shall, within thirty (30) days of its receipt of such defective CANS, replace such CANS (FOB ROSS' facility) or refund (or credit) the entire amount paid for such CANS, as elected by ROSS. The preceding sentence shall not be construed to limit the exercise of ROSS' rights arising under section 9.

         (c) Failure of either party to perform its obligations under this Agreement shall not subject such party to any liability to the other if such failure is caused by acts such as but not limited to acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, or compliance with any order or regulation of any government entity acting with color of right. During any period of force majeure in which PRI is unable to fulfill ROSS' orders for CANS, ROSS may purchase CANS from other sources and, if such period exceeds six (6) months, ROSS shall have the right to terminate this Agreement upon written notice to PRI.

    4.   INCREMENTAL OPPORTUNITIES.

         ROSS agrees to explore in good faith the following incremental opportunities. The decision to act on these opportunities is solely at ROSS' discretion:

         (a) Explore with PRI the possibility of converting Jevity product from the current metal can to CANS in Casa Grande.

         (a) Explore with PRI the possibility of converting Jevity product from the current metal can to CANS in Casa Grande.

         (b) Provide PRI first right of refusal for the 1 lb. and/or 2 lb. plastic powder cans should they become commercial during the Term.

         (c) Provide PRI the opportunity to become a qualified supplier for the ReadiCup Barrier Sheet project in Altavista.

         (d) Explore with PRI the possibility to supply CANS to replace 4 oz. Pediatric Powder Cans currently packed in 8 oz. metal cans.

         (e) Allow PRI to quote on current or new plastic parts as they are reviewed and/or developed, such as the current ReadiCup Sheet, nipple rings, Human Milk Fortifier Sheet, and Volufeed projects.

    5.   TERM AND TERMINATION.

         (a) The term of this Agreement shall be from March 1, 1998, for a period of three (3) years hereof to February 28, 2001.

         (b) Either party shall have the right to terminate this Agreement following sixty (60) days' written notice to the other party of a material breach of this Agreement by such other party if such breach has not been remedied within such sixty (60) days.

         (c) This Agreement shall terminate at the option of either party hereto in the event, and at any time, that either party shall (i) become insolvent within the meaning of any bankruptcy or insolvency laws, (ii) have a receiver or trustee appointed, or (iii) made an assignment for the benefit of creditors.

         (d)    In the event PRI terminates this Agreement pursuant to
Section 5(b), ROSS shall be obligated to pay to PRI an amount equal to the monthly amortization amount for each piece of equipment listed on EXHIBIT C from the date of the termination (pro-rated for the first month) through the remainder of the Term. Monthly payments are due within thirty (30) days following the end of the month amortized. PRI shall use its best effort to mitigate such payments by using such equipment in other manufacturing activities, and payments received by PRI from third parties relating to the use of such equipment shall offset and be credited against amounts due from ROSS hereunder. Notwithstanding the foregoing, title to all equipment listed on EXHIBIT C remains with PRI and ROSS shall have no further liability with respect to the equipment listed on EXHIBIT C upon expiration of the Term. The parties further agree that EXHIBIT C hereto may be amended only upon mutual consent of the parties from time

         (f) Failure to terminate under any of the foregoing grounds or to exercise any right or remedy hereunder shall not constitute a waiver of the right to terminate on that or other grounds or to exercise such other right or remedy in the future.

    6. FORECASTS. At the beginning of each calendar month during the term of this Agreement, ROSS shall provide PRI a three (3) month forecast of ROSS' non-binding estimated requirements of CANS.

    7. QUALITY CONTROL. PRI shall comply with all approved Product Specifications including FDA good manufacturing practices. Changes to Product Specifications shall be subject to written agreement between ROSS and PRI. With regard to its activity under this Agreement, each party shall comply with all applicable laws, rules and regulations.

    8.   WARRANTIES AND LIMITATIONS OF DAMAGE.

         (a) PRI warrants that all the CANS sold and delivered pursuant to this Agreement shall conform to specifications agreed to by the parties in EXHIBIT A, and will be free from defects in workmanship and material when delivered.

         (b) PRI hereby disclaims any and all implied warranties of mechantability and fitness for a particular purpose.

         (c) PRI and ROSS agree that neither ROSS nor PRI shall be responsible for consequential or incidental damages arising under this Agreement.

    9.   INDEMNIFICATION.

         (a) ROSS shall indemnify, defend and hold PRI, and its officers, directors, partners and shareholders, and each of them, harmless from and against all claims, lawsuits, charges, actions, causes of action, liabilities, judgments, losses, damages, expenses (including actual reasonable attorneys' fees and costs) arising from or in connection with ROSS' handling, transportation or use of the CANS, or the products to be sold within the CANS, except to the extent arising from PRI's negligence or willful misconduct or breach of this Agreement.

         (b) PRI shall indemnify, defend and hold ROSS, its affiliates, and their respective officers, directors, partners and shareholders and each of them, harmless from and against all claims, lawsuits, charges, actions, causes of action, liabilities, judgments, losses, damages, expenses (including actual reasonable attorneys' fees and costs) arising from or in connection with PRI's manufacture of the

CANS or breach of this Agreement, except to the extent arising from ROSS' negligence or willful misconduct or breach of this Agreement.

         (c) If the indemnified party expects to seek indemnification under this Article, it shall promptly give notice to the indemnifying party of the basis for such claim of indemnification. If indemnification is sought as a result of any third party claim or suit, such notice to the indemnifying party shall be within fifteen (15) days after receipt by the indemnified party of such claim or suit (Abbott Laboratories, One Abbott Park Road, Abbott Park, Illinois 60064-3500, Attention Risk Management, D-317). Each party shall cooperate fully with the other party in the defense of all such claims or suits, and no settlement or compromise shall be binding on a party hereto without its prior written consent.

         (d) Section 9 shall survive expiration or termination of this Agreement.

    10. ENTIRE AGREEMENT. This Agreement memorializes and constitutes the final expression and the complete and exclusive statement between the parties with respect to the subject matter hereof (except Purchasing Orders for ROSS tooling when not inconsistent with this Agreement). There are no writings, conversations, representations, warranties or agreements that the parties intend to be a part hereof except as expressly set forth in this Agreement. This Agreement represents the entire agreement between the parties and supersedes all previous written or oral agreements or discussions between the parties and any other person or legal entity concerning the transactions contemplated herein.

    11. AMENDMENTS AND WAIVERS. No change in, amendment to, or waiver of this Agreement, or any part hereof, shall be valid unless in writing and signed by both parties thereby obligated.

    12. NO THIRD PARTY BENEFIT. The parties acknowledge and agree that the provisions of this Agreement are for the sole benefit of the parties hereto, and are not for the benefit, directly or indirectly, of any other person or entity, except for Abbott Laboratories.

    13. GOVERNING LAW AND VENUE. The validity of this Agreement and any of its provisions and conditions, as well as the rights and duties of the parties, shall be interpreted and construed pursuant to and in accordance with the internal laws, and not the law of conflicts, of the State of Illinois. The parties irrevocably submit to the jurisdiction of any Illinois or United States Federal court sitting in the Northern District of Illinois for any action filed to enforce, construe or interpret this Agreement. The parties further waive any objection to venue in such State on the basis of forum non conveniens.

    14. HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience only; such section headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

    15. SEVERABILITY. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision or provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

    16. TIME OF THE ESSENCE. Time is hereby expressly made of the essence with respect to the performance and satisfaction of each of the provisions and conditions of this Agreement.

    17. GENDER AND NUMBER. Wherever the context so requires, all words used in the singular shall be construed to include the plural, and vice versa, and words of any gender shall include any other gender, or any entity.

    18. NO ASSIGNMENT. This Agreement shall not be assigned, in whole or in part, without the express written consent of the parties hereto, provided, however, that ROSS may assign this Agreement without the consent of PRI to any wholly owned subsidiary of Abbott Laboratories.

    19. NOTICES. No notices, request, demand, instruction or other documents to be given hereunder to any party shall be effective or any purpose unless telecopies (with answer back) or personally delivered to the person at the appropriate address set forth below (in which event, such notice shall be deemed effective only upon such delivery) or when delivered by mail, sent by registered or certified mail, return receipt requested or recognized private mail carrier, as follows:

If to PRI:                    Packaging Resources Incorporated
                              One Conway Park
                              100 Field Drive, Suite 300
                              Lake Forest, Illinois 60045
                              ATTN: Jeffrey E. Parker

If to ROSS:                   ROSS Products Division
                              625 Cleveland Avenue
                              Columbus, Ohio 43215
                              ATTN: Ralph Giangiordano

And a copy to:                Brian Taylor, Division Counsel
                              ROSS Products Division
                              625 Cleveland Avenue
                              Columbus, Ohio 43215

Notice given by mail shall be deemed to have been given ninety-six (96) hours after deposit of same in any United States Post Office box, postage prepaid, addressed as set forth above. Notice given via overnight courier shall be deemed to have been given upon verified delivery by such courier. The addresses and addressees for the purpose of this section may be changed by giving written notice of such change in the manner herein provided for giving notice.

    20. NON-DISCLOSURE. PRI and ROSS agree not to disclose the existence of this Agreement or use the name of the other in any publicity or advertising without the other party's written consent.

    21. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided, this Agreement, and each of its provisions, covenants, and conditions, shall apply to, bind, and inure to the benefit of the parties and their respective successors-in-interest, and permitted assigns. No party shall assign this Agreement in whole or part or subcontract or delegate any of its obligations hereunder, to any third party without the prior written consent of the other party: provided however that ROSS shall have the right to assign this Agreement to a ROSS affiliate without the need for such consent.

    22. FURTHER ASSURANCES. Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

    23. EXHIBITS INCORPORATED. All EXHIBITS referred to in this Agreement are hereby incorporated and made a part of this Agreement except that if there is any inconsistency between this Agreement and the provisions of any EXHIBIT, the provisions of this Agreement shall control.

    24. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one original document.

    25. ALTERNATIVE DISPUTE RESOLUTION. Any controversy or dispute that arises in connection with this Agreement shall first be presented for resolution to the respective presidents of the ROSS and PRI. If no resolution is reached within thirty (30) days thereafter, then such controversy or dispute shall be resolved by binding Alternative Dispute Resolution in the manner described in EXHIBIT E, which shall be the sole mechanism and forum for resolution of such controversy or dispute.

    26. YEAR 2000 COMPLIANCE. ROSS expects that all of its suppliers will be Year 2000 compliant. As such, PRI warrants that all hardware and software used by it in the manufacture and supply of materials and/or provision of services hereunder, and in its business relationship with ROSS, shall
(I) have no lesser functionality with respect to records containing dates before or after January 1, 2000, than previously with respect to dates prior to January 1, 2000.

                                  PACKAGING RESOURCES INCORPORATED
                                  a Delaware Corporation

                                  By:  /s/ Jeffrey E. Parker
                                     ----------------------------------------
                                  Title:  V.P. Sales     7/27/98
                                         ------------------------------------


                                  ROSS PRODUCTS DIVISION LABORATORIES
                                  ABBOTT LABORATORIES
                                  an Illinois Corporation

                                  By:  /s/ Ralph Giangiordano
                                     ----------------------------------------
                                  Title:       7/30/98
                                         ------------------------------------

                                  EXHIBIT A-1

                                     [*]

                                  EXHIBIT A-2

---------
PACKAGING
---------
RESOURCES
---------

                           ROSS SHIPPING SPECIFICATION
                               REVISION I 106499PA
                                 January 18, 1996

PALLET: 44.0 in. x 56.0 in. Hardwood Stringer Pallet (per specification).

SLIP SHEET:               44.0 in. x 56.0 in. 50 mil (50 point) Chipbaord
                          slip sheets with rounded or cut corners (per specification).

PALLET CAP:               44.125 in. x 56.125 in. Plastic Cap. Frame:
(TOP FRAME)               (1.0 in. x 3.375 in.) (per specification).

TOP SHROUD:               2 x 275 lb. C-Flute Corrugated - 72.0 in. x 42.0
                          in. 4 Panel Shroud.

LARGE SIDE PADS:          2 x 275 lb. C-Flute Corrugated - 15.0 in. x 56.0
                          in. Pad

SMALL SIDE PADS:          2 x 275 lb. C-Flute Corrugated - 15.0 in. x 44.0
                          in. Pad

STRETCH WRAP:             60 ga. x 20 inch. wide Sigma +4 Grade

BANDING: 0.4375 in. x 0.025 in. Gerrard Machine Grade Black Polypropylene Strapping (Break strength 500 lbs.)

LABELING:                 1 Label must be shown on each of the four sides of
                          the pallet, plus 1 additional label will be placed on the top of the pallet (5 total labels per pallet).
                          Line 5 - White Labels, Line 6 - Blue Label, Line 7 -
                          Yellow labels.

DESCRIPTION

The cans are automatically palletized onto slip sheets in a staggered/nested pattern: 358 parts per layer, 27 layers per pallet. Every layer will be on a slip sheet, with one additional slip sheet placed on the top (27th) layer. The corrugated shroud halves are tapped at the corners and placed on top of the top slip sheet. Side pads are taped to the slip sheet above the fifth layer above the pallet. The pallet cap is placed on top of the top shroud and the five labels are placed on the sides and top of the pallet. The assembled pallet is banded in 4 directions and stretch wrapped.

                                  EXHIBIT A-3

---------
PACKAGING
---------
RESOURCES
---------

                           ROSS SHIPPING SPECIFICATION
                               REVISION I 106499PA
                                 January 18, 1996


Page 2

BILL OF MATERIALS

       1       Pallet
      28       Slip Sheets
       2       Corrugated Top Shrouds
       2       Large Corrugated Side Panels
       2       Small Corrugated Side Panels
       1       Pallet Cap/Top Frame
       5       Labels
    93ft       Banding
    75ft       Stretch Wrap

PART TOTALS

     358       Cans/Layer
      27       Layers/Pallet
    9666       Cans/Pallet
      22       Pallets/Truck
  212652       Cans/Truck Load

                                                           EXHIBIT A-4




                  [*]

---------
PACKAGING
---------
RESOURCES
---------

                                    EXHIBIT B         ISSUED: February 1, 1998

                        PACKAGING RESOURCES INCORPORATED
                                 Pricing Schedule
                              EFFECTIVE MARCH 1, 1998


                                 New Contract Pricing
                Reflects [*] Price Reduction and New EDI Payment Terms
                   [*] no longer being deducted from Reserve Fund
                      SUPERSEDES PRICE CHANGE OF MARCH 13, 1997

                                  ROSS LABORATORIES
                                  -----------------
                                  Ship to:  Columbus, Ohio
                                            Casa Grande, Arizona
                                            (#107870)

                                       Columbus $/M      Casa Grande $/M
Part Description                       (Delivered)       (Delivered)
POLYPROPYLENE - OPAQUE                 (C304IHC-OP)      (C304IHG-OP)
211 x 8 oz.
Barrier Plastic Can
[*]                                    [*]               [*]


Title:    FOB Packaging Resources Point of Manufacture
Freight:  Packaging Resources Arranges for, Prepays and Absorbs
Terms: 1% Net 5 Days for Columbus and 1% Net 8 Days for Casa Grande Sale Subject to Credit Approval

Current Resin Escalators/De-escalators
--------------------------------------
Price change for each $0.01/lb change in resin is as follows:

          [*] for each $0.01/lb of Exxon 9122
          [*] for each $0.01/lb of Exxon 7341
          [*] for each $0.01/lb of Evalca 151B
          [*] for each $0.01/lb of Evalca 100B
          [*] for each $0.01/lb of Adhesive
          [*] for each $0.01/lb of Stabilize
          [*] for each $0.01/lb of Color       Pricing effective only when
                                               *APPROVED* stamp appears above

Tooling
Owned by Ross Laboratories. Routine maintenance performed by and paid for by Packaging Resources. Part replacement after normal life is paid for by Ross per agreement. Includes [*].

---------
PACKAGING
---------
RESOURCES
---------

                                    EXHIBIT B         ISSUED: February 1, 1998

                        PACKAGING RESOURCES INCORPORATED
                                 Pricing Schedule
                              EFFECTIVE MARCH 1, 1998


                                 New Contract Pricing
                Reflect [*] Price Reduction and New EDI Payment Terms
                   [*] no longer being deducted from Reserve Fund
                      SUPERSEDES PRICE CHANGE OF MARCH 13, 1997

                                  ROSS LABORATORIES
                                  -----------------
                                  Ship to:  Columbus, Ohio
                                            Casa Grande, Arizona
                                            (#107870)

                                       Columbus $/M      Casa Grande $/M
Part Description                       (Delivered)       (Delivered)
POLYPROPYLENE - TRANSLUCENT            (C304IHC-TR)      (C304IHG-TR)
211 x 8 oz.
Barrier Plastic Can
[*]                                        [*]               [*]



Title:    FOB Packaging Resources Point of Manufacture
Freight:  Packaging Resources Arranges for, Prepays and Absorbs
Terms: 1% Net 5 Days for Columbus and 1% Net 8 Days for Casa Grande Sale Subject to Credit Approval

Current Resin Escalators/De-escalators
--------------------------------------
Price change for each $0.01/lb change in resin is as follows:

          [*] for each $0.01/lb of Exxon 9122
          [*] for each $0.01/lb of Exxon 7341
          [*] for each $0.01/lb of Evalca 151B
          [*] for each $0.01/lb of Evalca 100B
          [*] for each $0.01/lb of Adhesive
          [*] for each $0.01/lb of Stabilize
          [*] for each $0.01/lb of Color       Pricing effective only when
                                               *APPROVED* stamp appears above

Tooling
Owned by Ross Laboratories. Routine maintenance performed by and paid for by Packaging Resources. Part replacement after normal life is paid for by Ross per agreement. Includes [*].

March 1, 1998

                                   EXHIBIT C

                                ROSS LABORATORIES
                              CANS SUPPLY AGREEMENT


                                                         Unamortized Capital
                                                             Investment
                                                         -------------------
                                                           (As of 2/28/98)
Line 1   Complete Thermoforming Line                         [*]
         Including:
                                                            Amortization
                                                            ------------
            Co-Extrusion Sheetline                           [*]
            Thermoformer
            Trim Press
            Chillers
            Monitoring System
            Dryers
            Granulator
            Conveyer System
            Vision System
            Palletizer

Line 2   Complete Thermoforming Line                         [*]
         Including:
                                                            Amortization
                                                            ------------
            Co-Extrusion Sheetline                           [*]
            Thermoformer
            Trim Press
            Chillers
            Monitoring System
            Dryers
            Granulator
            Conveyer System
            Vision System
            Palletizer

Line 3   Complete Thermoforming Line                         [*]
         Including:
                                                            Amortization
                                                            ------------
            Co-Extrusion Sheetline                           [*]
            Thermoformer
            Trim Press
            Chillers
            Monitoring System
            Dryers
            Granulator
            Conveyer System
            Vision System
            Palletizer

                                     EXHIBIT E

                            ALTERNATIVE DISPUTE RESOLUTION


The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" is to calendar days).

Any negotiations regarding a dispute shall be treated as settlement negotiations for purposes of the Federal Rules of Evidence and any similar state rules of evidence. Such negotiations shall not be admissible in any subsequent ADR hearing.

If the matter has not be resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, the parties shall request the President of the Center for Public Resources ("CPR"), 366 Madison Avenue, New York, New York 10117 to select a neutral pursuant to the following procedures:


    (a) the CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request from the parties, along with a CURRICULUM VITAE for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates. Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

    (b) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

    (c) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either
(i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a)-2(c) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

    (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

    (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

    (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

    (d) a brief support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a)-4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

    (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

    (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing statement. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

    (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening

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

statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence. Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

    (d) Settlement negotiations shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neural a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable free plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

    (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay one hundred percent (100%) of such fees and expenses.

    (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provide in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

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